Free Writing Prospectus (To the Prospectus dated September 21, 2005, Prospectus Supplement dated September 22, 2005 and the Product Supplement dated June 7, 2005)	Filed Pursuant to Rule 433 Registration No. 333-126811 June 12, 2006

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes Under One RoofSM

Terms used in this free writing prospectus are described or defined in the product supplement and prospectus supplement. The Notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a Linked Share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single Linked Share (not a basket or index of Linked Shares). The following key terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: June 30, 2006

•	Initial valuation date: June 27, 2006

•	Final valuation date: June 27, 2007

•	Maturity date: June 29, 2007

•	Initial price: Closing price of the Linked Share on the initial valuation date.

•	Final price: Closing price of the Linked Share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly and calculated on a 30/360 basis

•	Initial public offering price: 100%

Linked Share	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Protection Level	Linked Share SEC File Number	Discount or Commission		Note Issuance #		CUSIP	Tax Allocation of Coupon Rate
												Deposit Income		Put Premium
Titanium Metals Corporation	FWP-5	TIE	TBD	18.00%	70.00%	001-14368	[	•]%	[	•]	06739FDJ7	[5.22	]%	[12.78	]%
Ford Motor Company	FWP-6	F	TBD	14.00%	60.00%	001-03950	[	•]%	[	•]	06739FDP3	[5.22	]%	[8.78	]%
Ultra Petrolium Corp.	FWP-7	UPL	TBD	14.00%	80.00%	000-29370	[	•]%	[	•]	06739FDN8	[5.22	]%	[8.78	]%
AMR Corporation	FWP-8	AMR	TBD	13.50%	50.00%	001-08400	[	•]%	[	•]	06739FDM0	[5.22	]%	[8.28	]%
Celgene Corporation	FWP-9	CELG	TBD	13.50%	70.00%	000-16132	[	•]%	[	•]	06739FDL2	[5.22	]%	[8.28	]%
Southwestern Energy Company	FWP-10	SWN	TBD	13.00%	70.00%	001-08246	[	•]%	[	•]	06739FDK4	[5.22	]%	[7.78	]%
Nasdaq Stock Market, Inc.	FWP-11	NDAQ	TBD	12.50%	70.00%	000-32651	[	•]%	[	•]	06739FCZ2	[5.22	]%	[7.28	]%
CBOT Holdings, Inc.	FWP-12	BOT	TBD	12.00%	80.00%	001-32650	[	•]%	[	•]	06739FDH1	[5.22	]%	[6.78	]%
Time Warner Telecom Inc.	FWP-13	TWTC	TBD	11.50%	70.00%	000-30218	[	•]%	[	•]	06739FDG3	[5.22	]%	[6.28	]%
Archer-Daniels-Midland Company	FWP-14	ADM	TBD	10.50%	80.00%	001-00044	[	•]%	[	•]	06739FDF5	[5.22	]%	[5.28	]%
Ameritrade Holding Corporation	FWP-15	AMTD	TBD	10.50%	80.00%	000-49992	[	•]%	[	•]	06739FDE8	[5.22	]%	[5.28	]%
eBay Inc.	FWP-16	EBAY	TBD	10.50%	80.00%	000-24821	[	•]%	[	•]	06739FDD0	[5.22	]%	[5.28	]%
Google Inc.	FWP-17	GOOG	TBD	10.00%	70.00%	000-50726	[	•]%	[	•]	06739FDC2	[5.22	]%	[4.78	]%
Hewlett-Packard Company	FWP-18	HPQ	TBD	9.00%	80.00%	001-04423	[	•]%	[	•]	06739FDB4	[5.22	]%	[3.78	]%
OfficeMax Incorporated	FWP-19	OMX	TBD	9.00%	80.00%	001-05057	[	•]%	[	•]	06739FDA6	[5.22	]%	[3.78	]%

The following terms relate to the specific Note offering for each respective Linked Share:

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus, a related prospectus supplement and a related product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in the registration statement and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm. Alternatively, Barclays Bank PLC, any agent or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 (extension 1101).

GENERAL TERMS FOR EACH

NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different Linked Share. The purchaser of a Note will acquire a security linked to a single Linked Share (not to a basket or index of Linked Shares). You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual Linked Share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those Linked Shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and product supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and product supplement may be accessed on the SEC Web site at www.sec.gov as follows: http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm.

RISK FACTORS

We urge you to read the section “Risk Factors” in the product supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes.

Suitability of Notes for Investment — You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection — The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon — Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Linked Share.

No Secondary Market — Upon issuance, the Notes will not have an established trading market.

Antidilution — Following certain corporate events relating to the Linked Share, you will receive at maturity, cash or a number of shares of the securities of a successor corporation to the company underlying the Linked Share, based on the closing price of such successor’s common stock. Other corporate events may cause an early acceleration of your Note. The calculation agent is not required to make an adjustment for every corporate event that can affect the Linked Share. If an event occurs that is perceived by the market to dilute the Linked Share but that does not require the calculation agent to adjust the amount of the Linked Share payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

Taxes — We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the Linked Shares is lower than the initial price of the Linked Shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the Linked Shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount

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equal to the principal amount you invested reduced by the percentage decrease in the Linked Shares.

If you receive Linked Shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the Linked Shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date or another date as specified in the applicable pricing supplement at the coupon rate specified on the front cover. The interest paid, if any, will include interest accrued from the issue date or another date as specified in the applicable pricing supplement or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. See “Specific Terms of the Notes–Regular Record Date for Interest” in the product supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the Linked Shares. The physical delivery amount, the initial price of the Linked Shares and other amounts may change due to stock splits or other corporate actions. See “Share Adjustments Relating to Notes With an Equity Security As the Reference Asset” in the product supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the product supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations–Tax Treatment of U.S. Holders–Tax Treatment of the Deposit on Notes with a Term of One Year of Less” in the accompanying product supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying product supplement called “Certain U.S. Federal Income Tax Considerations.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Asset Sponsor or Issuer and Reference Asset Information” in the accompanying product supplement. Companies with securities registered under the Securities Exchange Act are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Securities Exchange Act by a company issuing a Linked Share

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can be located by reference to the relevant Linked Share SEC file number specified on the front cover.

The summary information below regarding the companies issuing the stock comprising the Linked Shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Linked Shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each Linked Share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each Linked Share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the Linked Shares, based on certain percentage changes between the initial price and final price of the Linked Shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the Linked Shares is determined.

If the final price of the Linked Shares is above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the Linked Shares is below its initial price but the closing price of the Linked Shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the Linked Shares is below its initial price and the closing price of the Linked Shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the Linked Shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the Linked Shares, the total return on the Notes would be higher relative to the total return of an investment in the Linked Shares.

If you had invested directly in the Linked Shares for the same period, you would have received total cash payments representing the number of shares of the Linked Shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the Linked Shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the Linked Shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the Linked Shares, the total return on the Notes would be lower relative to the total return of an investment in the Linked Shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the Linked Shares is set forth below in the Table of Hypothetical Values at Maturity.

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Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is principally engaged in the production of titanium melted and mill products, including titanium sponge and industrial fabrications. In addition to its application in the aerospace industry, titanium is now used in chemical plants, power plants, desalination plants and pollution control equipment.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	2.66	1.67	2.26
June 29, 2001	3.60	1.69	2.50
September 28, 2001	2.98	0.59	0.80
December 31, 2001	1.18	0.69	1.00
March 29, 2002	1.35	0.81	1.35
June 28, 2002	1.33	0.75	0.88
September 30, 2002	1.01	0.41	0.42
December 31, 2002	0.57	0.23	0.48
March 31, 2003	0.61	0.39	0.53
June 30, 2003	0.88	0.52	0.80
September 30, 2003	0.96	0.73	0.84
December 31, 2003	1.51	0.84	1.31
March 31, 2004	2.59	1.06	2.49
June 30, 2004	2.70	1.79	2.31
September 30, 2004	3.11	2.30	2.93
December 31, 2004	3.33	2.31	3.02
March 31, 2005	5.06	2.91	4.50
June 30, 2005	7.19	3.88	7.10
September 30, 2005	10.60	6.16	9.89
December 31, 2005	19.86	8.56	15.82
January 3, 2006 to June 6, 2006*	44.87	16.46	36.27

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: TIE

•	Initial price: $37.00

•	Protection level: 70.00%

•	Protection price: $25.20

•	Physical delivery amount: 27 ($1,000/$37.00).

•	Fractional shares: .027027

•	Coupon: 18.00% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 0.00%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	18.00%	100.00%
+ 90%	18.00%	90.00%
+ 80%	18.00%	80.00%
+ 70%	18.00%	70.00%
+ 60%	18.00%	60.00%
+ 50%	18.00%	50.00%
+ 40%	18.00%	40.00%
+ 30%	18.00%	30.00%
+ 20%	18.00%	20.00%
+ 10%	18.00%	10.00%
+ 5%	18.00%	5.00%
0%	18.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	18.00%	13.00%	-5.00%
- 10%	18.00%	8.00%	-10.00%
- 20%	18.00%	-2.00%	-20.00%
- 30%	18.00%	-12.00%	-30.00%
- 40%	N/A	-22.00%	-40.00%
- 50%	N/A	-32.00%	-50.00%
- 60%	N/A	-42.00%	-60.00%
- 70%	N/A	-52.00%	-70.00%
- 80%	N/A	-62.00%	-80.00%
- 90%	N/A	-72.00%	-90.00%
- 100%	N/A	-82.00%	-100.00%

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Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”), incorporated in Delaware in 1919, is principally engaged in the production and sale of cars and trucks. The Company’s automotive vehicle brands include Ford, Mercury, Lincoln, Volvo, Land Rover, Jaguar and Aston Martin. In addition, the Company also provides retail customers with a range of after-the-sale vehicle services and products through its dealer network, in areas such as maintenance and light repair, heavy repair, collision, vehicle accessories and extended service warranty.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	31.37	23.75	28.12
June 29, 2001	31.42	23.50	24.55
September 28, 2001	25.93	14.70	17.35
December 31, 2001	19.08	14.83	15.72
March 29, 2002	17.29	13.90	16.49
June 28, 2002	18.23	14.88	16.00
September 30, 2002	16.24	9.24	9.80
December 31, 2002	11.91	6.90	9.30
March 31, 2003	10.80	6.58	7.52
June 30, 2003	11.71	7.30	10.99
September 30, 2003	12.53	10.43	10.77
December 31, 2003	17.33	10.41	16.00
March 31, 2004	17.34	12.75	13.57
June 30, 2004	16.48	13.00	15.65
September 30, 2004	15.77	13.61	14.05
December 31, 2004	15.00	12.61	14.64
March 31, 2005	14.75	10.94	11.33
June 30, 2005	11.69	9.07	10.24
September 30, 2005	11.19	9.55	9.86
December 31, 2005	10.00	7.57	7.72
January 3, 2006 to June 6, 2006*	8.93	6.78	6.90

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: F

•	Initial price: $7.00

•	Protection level: 60.00%

•	Protection price: $4.20

•	Physical delivery amount: 142 ($1,000/$7.00).

•	Fractional shares: .857143

•	Coupon: 14.00% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 5.76%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	14.00%	105.76%
+ 90%	14.00%	95.76%
+ 80%	14.00%	85.76%
+ 70%	14.00%	75.76%
+ 60%	14.00%	65.76%
+ 50%	14.00%	55.76%
+ 40%	14.00%	45.76%
+ 30%	14.00%	35.76%
+ 20%	14.00%	25.76%
+ 10%	14.00%	15.76%
+ 5%	14.00%	10.76%
0%	14.00%	5.76%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.00%	9.00%	0.76%
- 10%	14.00%	4.00%	-4.24%
- 20%	14.00%	-6.00%	-14.24%
- 30%	14.00%	-16.00%	-24.24%
- 40%	14.00%	-26.00%	-34.24%
- 50%	N/A	-36.00%	-44.24%
- 60%	N/A	-46.00%	-54.24%
- 70%	N/A	-56.00%	-64.24%
- 80%	N/A	-66.00%	-74.24%
- 90%	N/A	-76.00%	-84.24%
- 100%	N/A	-86.00%	-94.24%

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Ultra Petrolium Corp.

According to publicly available information, Ultra Petroleum Corp. (the “Company”) is an independent oil and gas company engaged in the development, production, operation, exploration and acquisition of oil and gas properties. The Company was incorporated on November 14, 1979, under the laws of the Province of British Columbia, Canada. The Company’s operations are focused primarily in the Green River Basin of southwest Wyoming and Bohai Bay, offshore China. From time to time, the Company evaluates other opportunities for the acquisition, exploration and development of oil and gas properties.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	2.75	1.38	2.61
June 29, 2001	3.97	2.00	2.40
September 28, 2001	3.00	1.73	2.00
December 31, 2001	3.25	1.95	3.05
March 29, 2002	4.13	2.81	3.99
June 28, 2002	4.78	3.45	3.80
September 30, 2002	4.48	2.88	4.18
December 31, 2002	5.03	3.82	4.95
March 31, 2003	5.12	4.13	4.42
June 30, 2003	6.50	4.18	6.46
September 30, 2003	7.47	5.56	6.98
December 31, 2003	12.85	6.95	12.31
March 31, 2004	15.65	10.25	15.01
June 30, 2004	19.00	13.80	18.67
September 30, 2004	25.50	17.53	24.53
December 31, 2004	27.83	21.69	24.07
March 31, 2005	29.17	22.20	25.40
June 30, 2005	30.50	21.48	30.36
September 30, 2005	57.89	30.36	56.88
December 31, 2005	60.32	45.10	55.80
January 3, 2006 to June 6, 2006*	69.60	51.00	55.67

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: UPL

•	Initial price: $55.00

•	Protection level: 80%

•	Protection price: $44.00

•	Physical delivery amount: 18($1,000/$55.00).

•	Fractional shares: .181818

•	Coupon: 14.00% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 0.00%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	14.00%	100.00%
+ 90%	14.00%	90.00%
+ 80%	14.00%	80.00%
+ 70%	14.00%	70.00%
+ 60%	14.00%	60.00%
+ 50%	14.00%	50.00%
+ 40%	14.00%	40.00%
+ 30%	14.00%	30.00%
+ 20%	14.00%	20.00%
+ 10%	14.00%	10.00%
+ 5%	14.00%	5.00%
0%	14.00%	5.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.00%	9.00%	-5.00%
- 10%	14.00%	4.00%	-10.00%
- 20%	14.00%	-6.00%	-20.00%
- 30%	N/A	-16.00%	-30.00%
- 40%	N/A	-26.00%	-40.00%
- 50%	N/A	-36.00%	-50.00%
- 60%	N/A	-46.00%	-60.00%
- 70%	N/A	-56.00%	-70.00%
- 80%	N/A	-66.00%	-80.00%
- 90%	N/A	-76.00%	-90.00%
- 100%	N/A	-86.00%	-100.00%

FWP-7

AMR Corporation

According to publicly available information, AMR Corporation (the “Company”), incorporated in October 1982, primarily operates in the airline industry. AMR’s principal subsidiary, American Airlines, Inc. (“American”), is a major scheduled passenger airline. At the end of 2005, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and Asia. American is also a large scheduled air freight carrier, providing a wide range of freight and mail services to shippers throughout its system.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	43.94	30.70	35.12
June 29, 2001	39.50	32.50	36.13
September 28, 2001	38.40	15.90	19.14
December 31, 2001	23.74	15.10	22.30
March 29, 2002	29.20	21.62	26.41
June 28, 2002	26.11	15.52	16.86
September 30, 2002	16.65	3.60	4.18
December 31, 2002	8.61	3.01	6.60
March 31, 2003	7.10	1.25	2.10
June 30, 2003	11.90	2.65	11.00
September 30, 2003	13.45	7.90	11.45
December 31, 2003	15.46	11.05	12.95
March 31, 2004	17.65	10.25	12.73
June 30, 2004	14.50	10.04	12.11
September 30, 2004	12.28	6.76	7.33
December 31, 2004	11.10	6.34	10.95
March 31, 2005	11.65	7.83	10.70
June 30, 2005	14.95	9.80	12.11
September 30, 2005	14.80	10.00	11.18
December 31, 2005	23.53	10.77	22.23
January 3, 2006 to June 6, 2006*	28.88	18.76	22.77

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: AMR

•	Initial price: $23.00

•	Protection level: 50.00%

•	Protection price: $11.50

•	Physical delivery amount: 43 ($1,000/$55.00).

•	Fractional shares: .478261

•	Coupon: 13.50% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 0.00%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	13.50%	100.00%
+ 90%	13.50%	90.00%
+ 80%	13.50%	80.00%
+ 70%	13.50%	70.00%
+ 60%	13.50%	60.00%
+ 50%	13.50%	50.00%
+ 40%	13.50%	40.00%
+ 30%	13.50%	30.00%
+ 20%	13.50%	20.00%
+ 10%	13.50%	10.00%
+ 5%	13.50%	5.00%
0%	13.50%	5.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.50%	8.50%	-5.00%
- 10%	13.50%	3.50%	-10.00%
- 20%	13.50%	-6.50%	-20.00%
- 30%	13.50%	-16.50%	-30.00%
- 40%	13.50%	-26.50%	-40.00%
- 50%	13.50%	-36.50%	-50.00%
- 60%	N/A	-46.50%	-60.00%
- 70%	N/A	-56.50%	-70.00%
- 80%	N/A	-66.50%	-80.00%
- 90%	N/A	-76.50%	-90.00%
- 100%	N/A	-86.50%	-100.00%

FWP-8

Celgene Corporation

According to publicly available information, Celgene Corporation (the “Company”) is a multinational integrated biopharmaceutical company, incorporated in 1986 as a Delaware corporation. The Company is primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory-related diseases. The Company is involved in research in several scientific areas that may deliver proprietary next-generation therapies, such as cellular signaling biology, immunomodulation and placental stem cell research.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	8.38	4.23	6.25
June 29, 2001	9.12	3.60	7.21
September 28, 2001	7.38	5.13	6.61
December 31, 2001	9.72	5.86	7.98
March 29, 2002	8.05	5.38	6.19
June 28, 2002	6.30	2.83	3.83
September 30, 2002	5.34	2.84	4.21
December 31, 2002	6.38	3.77	5.37
March 31, 2003	6.99	5.04	6.52
June 30, 2003	9.28	6.18	7.59
September 30, 2003	12.22	7.13	10.83
December 31, 2003	12.04	9.13	11.22
March 31, 2004	12.23	9.37	11.91
June 30, 2004	15.15	11.25	14.32
September 30, 2004	15.05	11.66	14.56
December 31, 2004	16.29	12.88	13.26
March 31, 2005	17.62	12.35	17.03
June 30, 2005	21.62	16.61	20.35
September 30, 2005	29.41	19.78	27.16
December 31, 2005	32.68	22.59	32.40
January 3, 2006 to June 6, 2006*	44.22	32.44	41.22

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: CELG

•	Initial price: $42.00

•	Protection level: 70.00%

•	Protection price: $29.40

•	Physical delivery amount: 23($1,000/$42.00).

•	Fractional shares: .809524

•	Coupon: 13.50% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 0.00%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	13.50%	100.00%
+ 90%	13.50%	90.00%
+ 80%	13.50%	80.00%
+ 70%	13.50%	70.00%
+ 60%	13.50%	60.00%
+ 50%	13.50%	50.00%
+ 40%	13.50%	40.00%
+ 30%	13.50%	30.00%
+ 20%	13.50%	20.00%
+ 10%	13.50%	10.00%
+ 5%	13.50%	5.00%
0%	13.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.50%	8.50%	-5.00%
- 10%	13.50%	3.50%	-10.00%
- 20%	13.50%	-6.50%	-20.00%
- 30%	13.50%	-16.50%	-30.00%
- 40%	N/A	-26.50%	-40.00%
- 50%	N/A	-36.50%	-50.00%
- 60%	N/A	-46.50%	-60.00%
- 70%	N/A	-56.50%	-70.00%
- 80%	N/A	-66.50%	-80.00%
- 90%	N/A	-76.50%	-90.00%
- 100%	N/A	-86.50%	-100.00%

FWP-9

Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (the “Company”), is an independent energy company primarily focused on the exploration for and production of natural gas. The Company principally operates its natural gas and oil exploration and production business (the “E&P business”) in four productive regions - the Arkoma Basin, East Texas, the Permian Basin and the onshore Gulf Coast. The Company is also focused on creating and capturing additional value through its established natural gas distribution, marketing and transportation businesses as well as its expanding gathering activities.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	2.80	2.19	2.48
June 29, 2001	4.09	2.19	3.06
September 28, 2001	3.38	2.61	2.96
December 31, 2001	3.26	2.38	2.60
March 29, 2002	3.20	2.40	3.15
June 28, 2002	3.81	3.10	3.80
September 30, 2002	3.81	2.38	3.00
December 31, 2002	3.11	2.57	2.86
March 31, 2003	3.31	2.73	3.28
June 30, 2003	4.09	3.18	3.75
September 30, 2003	4.64	3.56	4.53
December 31, 2003	6.37	4.53	5.98
March 31, 2004	6.21	4.83	6.03
June 30, 2004	7.23	5.90	7.17
September 30, 2004	10.71	7.27	10.50
December 31, 2004	13.86	10.10	12.67
March 31, 2005	15.77	11.02	14.19
June 30, 2005	23.87	13.44	23.49
September 30, 2005	37.44	24.00	36.70
December 31, 2005	41.80	31.16	35.94
January 3, 2006 to June 6, 2006*	43.42	29.33	30.74

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: SWN

•	Initial price: $30.00

•	Protection level: 70.00%

•	Protection price: $21.00

•	Physical delivery amount: 33 ($1,000/$30.00).

•	Fractional shares: .333333

•	Coupon: 13.00% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 0.00%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	13.00%	100.00%
+ 90%	13.00%	90.00%
+ 80%	13.00%	80.00%
+ 70%	13.00%	70.00%
+ 60%	13.00%	60.00%
+ 50%	13.00%	50.00%
+ 40%	13.00%	40.00%
+ 30%	13.00%	30.00%
+ 20%	13.00%	20.00%
+ 10%	13.00%	10.00%
+ 5%	13.00%	5.00%
0%	13.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.00%	8.00%	-5.00%
- 10%	13.00%	3.00%	-10.00%
- 20%	13.00%	-7.00%	-20.00%
- 30%	13.00%	-17.00%	-30.00%
- 40%	N/A	-27.00%	-40.00%
- 50%	N/A	-37.00%	-50.00%
- 60%	N/A	-47.00%	-60.00%
- 70%	N/A	-57.00%	-70.00%
- 80%	N/A	-67.00%	-80.00%
- 90%	N/A	-77.00%	-90.00%
- 100%	N/A	-87.00%	-100.00%

FWP-10

Nasdaq Stock Market, Inc.

According to publicly available information, the Nasdaq Stock Market, Inc. (the “Company”) is a major provider of securities listing, trading, and information products and services. The Company’s revenue sources are diverse and include revenues from transaction services, market data products and services, listing fees, and financial products. The Company operates The Nasdaq Stock Market, and the Nasdaq Market Center, which provides market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national stock exchanges.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	N.A.	N.A.	N.A..
June 29, 2001	N.A.	N.A.	N.A.
September 28, 2001	N.A.	N.A.	N.A.
December 31, 2001	N.A.	N.A.	N.A.
March 29, 2002	N.A.	N.A.	N.A.
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	16.50	8.90	9.35
December 31, 2002	11.20	6.35	10.00
March 31, 2003	10.45	6.75	6.95
June 30, 2003	8.75	5.15	8.05
September 30, 2003	10.10	6.50	8.05
December 31, 2003	9.50	8.00	9.45
March 31, 2004	12.60	8.55	8.60
June 30, 2004	8.80	6.30	6.30
September 30, 2004	7.00	5.53	6.90
December 31, 2004	10.50	6.40	10.20
March 31, 2005	11.86	7.60	10.70
June 30, 2005	20.00	9.81	18.86
September 30, 2005	25.75	18.80	25.35
December 31, 2005	45.23	25.33	35.18
January 3, 2006 to June 6, 2006*	46.70	28.38	28.38

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: NDAQ

•	Initial price: $28.00

•	Protection level: 70.00%

•	Protection price: $19.60

•	Physical delivery amount: 35 ($1,000/$28.00).

•	Fractional shares: .714286

•	Coupon: 12.50% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 0.00%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	12.50%	100.00%
+ 90%	12.50%	90.00%
+ 80%	12.50%	80.00%
+ 70%	12.50%	70.00%
+ 60%	12.50%	60.00%
+ 50%	12.50%	50.00%
+ 40%	12.50%	40.00%
+ 30%	12.50%	30.00%
+ 20%	12.50%	20.00%
+ 10%	12.50%	10.00%
+ 5%	12.50%	5.00%
0%	12.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.50%	7.50%	-5.00%
- 10%	12.50%	2.50%	-10.00%
- 20%	12.50%	-7.50%	-20.00%
- 30%	12.50%	-17.50%	-30.00%
- 40%	N/A	-27.50%	-40.00%
- 50%	N/A	-37.50%	-50.00%
- 60%	N/A	-47.50%	-60.00%
- 70%	N/A	-57.50%	-70.00%
- 80%	N/A	-67.50%	-80.00%
- 90%	N/A	-77.50%	-90.00%
- 100%	N/A	-87.50%	-100.00%

FWP-11

CBOT Holdings, Inc.

According to publicly available information, CBOT Holdings, Inc. (the “Company”) offers markets in a range of futures and options on futures contracts based on interest rates, agricultural commodities, equity indices, metals, energy and other underlying instruments and risk-based activities. The Company offers side-by-side trading of many of its products across both electronic trading and open-auction platforms. The Company also provides a range of clearing services for contracts traded through its exchange and engages in extensive regulatory compliance activities, including market surveillance and financial supervision activities.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	N.A.	N.A.	N.A.
June 29, 2001	N.A.	N.A.	N.A.
September 28, 2001	N.A.	N.A.	N.A.
December 31, 2001	N.A.	N.A.	N.A.
March 29, 2002	N.A.	N.A.	N.A.
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	N.A.	N.A.	N.A.
June 30, 2005	N.A.	N.A.	N.A.
September 30, 2005	N.A.	N.A.	N.A.
December 31, 2005	134.50	54.00	93.76
January 3, 2006 to June 6, 2006*	131.67	86.14	99.92

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: BOT

•	Initial price: $102.00

•	Protection level: 80.00%

•	Protection price: $81.60

•	Physical delivery amount: 9 ($1,000/$102.00).

•	Fractional shares: .803922

•	Coupon: 12.00% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 0.00%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	12.00%	100.00%
+ 90%	12.00%	90.00%
+ 80%	12.00%	80.00%
+ 70%	12.00%	70.00%
+ 60%	12.00%	60.00%
+ 50%	12.00%	50.00%
+ 40%	12.00%	40.00%
+ 30%	12.00%	30.00%
+ 20%	12.00%	20.00%
+ 10%	12.00%	10.00%
+ 5%	12.00%	5.00%
0%	12.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.00%	7.00%	-5.00%
- 10%	12.00%	2.00%	-10.00%
- 20%	12.00%	-8.00%	-20.00%
- 30%	N/A	-18.00%	-30.00%
- 40%	N/A	-28.00%	-40.00%
- 50%	N/A	-38.00%	-50.00%
- 60%	N/A	-48.00%	-60.00%
- 70%	N/A	-58.00%	-70.00%
- 80%	N/A	-68.00%	-80.00%
- 90%	N/A	-78.00%	-90.00%
- 100%	N/A	-88.00%	-100.00%

FWP-12

Time Warner Telecom Inc.

According to publicly available information, Time Warner Telecom Inc. (the “Company”) is a provider of managed voice and data networking solutions to a wide range of business customers throughout the United States. The Company delivers data, Internet access, and local and long distance voice services. The Company’s customers are principally enterprise organizations in the health care, finance, higher education, manufacturing and hospitality industries, state, local and federal government entities, as well as long distance carriers, incumbent local exchange carriers, competitive local exchange carriers, wireless communications companies, and Internet service providers.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	78.13	35.06	36.38
June 29, 2001	55.15	24.50	33.52
September 28, 2001	33.80	6.82	7.25
December 31, 2001	19.50	5.76	17.69
March 29, 2002	19.05	5.00	6.08
June 28, 2002	6.50	1.35	1.68
September 30, 2002	2.16	0.47	0.81
December 31, 2002	2.95	0.70	2.11
March 31, 2003	3.95	1.92	3.24
June 30, 2003	9.45	3.20	6.14
September 30, 2003	9.59	5.40	9.26
December 31, 2003	12.34	8.90	10.13
March 31, 2004	12.71	5.81	6.53
June 30, 2004	6.63	3.14	4.19
September 30, 2004	5.27	3.85	4.80
December 31, 2004	5.43	3.77	4.36
March 31, 2005	4.59	3.31	3.97
June 30, 2005	6.09	3.76	5.92
September 30, 2005	8.10	5.89	7.80
December 31, 2005	10.02	6.84	9.85
January 3, 2006 to June 6, 2006*	18.12	9.77	15.06

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: TWTC

•	Initial price: $15.00

•	Protection level: 70.00%

•	Protection price: $10.50

•	Physical delivery amount: 66 ($1,000/$15.00).

•	Fractional shares: .666667

•	Coupon: 11.50% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 0.00%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	11.50%	100.00%
+ 90%	11.50%	90.00%
+ 80%	11.50%	80.00%
+ 70%	11.50%	70.00%
+ 60%	11.50%	60.00%
+ 50%	11.50%	50.00%
+ 40%	11.50%	40.00%
+ 30%	11.50%	30.00%
+ 20%	11.50%	20.00%
+ 10%	11.50%	10.00%
+ 5%	11.50%	5.00%
0%	11.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-5.00%
- 10%	11.50%	1.50%	-10.00%
- 20%	11.50%	-8.50%	-20.00%
- 30%	11.50%	-18.50%	-30.00%
- 40%	N/A	-28.50%	-40.00%
- 50%	N/A	-38.50%	-50.00%
- 60%	N/A	-48.50%	-60.00%
- 70%	N/A	-58.50%	-70.00%
- 80%	N/A	-68.50%	-80.00%
- 90%	N/A	-78.50%	-90.00%
- 100%	N/A	-88.50%	-100.00%

FWP-13

Archer-Daniels-Midland Company

According to publicly available information, Archer-Daniels-Midland Company (the “Company”) is principally engaged in procuring, transporting, storing, processing and merchandising agricultural commodities and products. The Company’s operations are classified into three main business segments: oilseeds processing, corn processing, and agricultural services.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	15.23	11.95	12.52
June 29, 2001	13.52	10.24	12.43
September 28, 2001	14.10	11.60	12.59
December 31, 2001	15.80	11.80	14.35
March 29, 2002	14.85	12.95	13.93
June 28, 2002	14.67	12.47	12.79
September 30, 2002	12.89	10.00	12.51
December 31, 2002	14.45	11.95	12.40
March 31, 2003	12.94	10.50	10.80
June 30, 2003	13.17	10.68	12.87
September 30, 2003	14.14	11.95	13.11
December 31, 2003	15.24	13.11	15.22
March 31, 2004	17.83	14.90	16.87
June 30, 2004	17.95	15.82	16.78
September 30, 2004	17.00	14.95	16.98
December 31, 2004	22.55	16.72	22.31
March 31, 2005	25.37	21.35	24.58
June 30, 2005	25.30	17.50	21.38
September 30, 2005	24.75	19.75	24.66
December 31, 2005	25.55	23.00	24.66
January 3, 2006 to June 6, 2006*	45.25	24.38	41.63

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: ADM

•	Initial price: $42.00

•	Protection level: 80.00%

•	Protection price: $33.60

•	Physical delivery amount: 23 ($1,000/$42.00).

•	Fractional shares: .809254

•	Coupon: 10.50% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 0.89%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	10.50%	100.89%
+ 90%	10.50%	90.89%
+ 80%	10.50%	80.89%
+ 70%	10.50%	70.89%
+ 60%	10.50%	60.89%
+ 50%	10.50%	50.89%
+ 40%	10.50%	40.89%
+ 30%	10.50%	30.89%
+ 20%	10.50%	20.89%
+ 10%	10.50%	10.89%
+ 5%	10.50%	5.89%
0%	10.50%	0.89%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-4.11%
- 10%	10.50%	0.50%	-9.11%
- 20%	10.50%	-9.50%	-19.11%
- 30%	N/A	-19.50%	-29.11%
- 40%	N/A	-29.50%	-39.11%
- 50%	N/A	-39.50%	-49.11%
- 60%	N/A	-49.50%	-59.11%
- 70%	N/A	-59.50%	-69.11%
- 80%	N/A	-69.50%	-79.11%
- 90%	N/A	-79.50%	-89.11%
- 100%	N/A	-89.50%	-99.11%

FWP-14

Ameritrade Holding Corporation

According to publicly available information, Ameritrade Holding Corporation (the “Company”) is a provider of securities brokerage services and technology-based financial services to retail investors and business partners, predominantly through the Internet. The Company uses its platform to offer brokerage services to retail investors and institutions under a commission structure. The Company has been involved in electronic brokerage services since entering the retail securities brokerage business in 1975.

The Linked Share’s SEC file number is specified on Page 1 of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	12.50	5.06	5.28
June 29, 2001	10.02	3.75	7.96
September 28, 2001	7.54	3.33	4.01
December 31, 2001	7.27	3.80	5.92
March 29, 2002	6.93	5.06	6.49
June 28, 2002	6.87	3.82	4.58
September 30, 2002	4.58	2.95	3.73
December 31, 2002	5.73	3.30	5.66
March 31, 2003	6.40	3.83	4.96
June 30, 2003	8.93	4.88	7.40
September 30, 2003	13.24	7.15	11.44
December 31, 2003	14.67	11.16	14.11
March 31, 2004	17.67	13.40	15.40
June 30, 2004	16.38	10.25	11.35
September 30, 2004	12.73	9.35	12.01
December 31, 2004	14.61	11.24	14.22
March 31, 2005	14.38	10.02	10.21
June 30, 2005	19.00	9.91	18.61
September 30, 2005	22.25	18.15	21.47
December 31, 2005	25.00	18.93	24.00
January 3, 2006 to June 6, 2006*	26.10	15.86	15.86

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: AMTD

•	Initial price: $16.00

•	Protection level: 80.00%

•	Protection price: $12.80

•	Physical delivery amount: 62 ($1,000/$16.00).

•	Fractional shares: .500000

•	Coupon: 10.50% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 0.00%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	10.50%	100.00%
+ 90%	10.50%	90.00%
+ 80%	10.50%	80.00%
+ 70%	10.50%	70.00%
+ 60%	10.50%	60.00%
+ 50%	10.50%	50.00%
+ 40%	10.50%	40.00%
+ 30%	10.50%	30.00%
+ 20%	10.50%	20.00%
+ 10%	10.50%	10.00%
+ 5%	10.50%	5.00%
0%	10.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-5.00%
- 10%	10.50%	0.50%	-10.00%
- 20%	10.50%	-9.50%	-20.00%
- 30%	N/A	-19.50%	-30.00%
- 40%	N/A	-29.50%	-40.00%
- 50%	N/A	-39.50%	-50.00%
- 60%	N/A	-49.50%	-60.00%
- 70%	N/A	-59.50%	-70.00%
- 80%	N/A	-69.50%	-80.00%
- 90%	N/A	-79.50%	-90.00%
- 100%	N/A	-89.50%	-100.00%

FWP-15

eBay Inc.

According to publicly available information, eBay Inc. (the “Company”), a Delaware corporation, provides online marketplaces for the sale of goods and services, online payments services and online communication offerings to individuals and businesses. The Company brings together buyers and sellers on a local, national and international basis through an array of websites. The Company currently has three primary businesses: the eBay Marketplaces, Payments and Communications.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	13.78	7.11	9.05
June 29, 2001	17.82	7.31	17.12
September 28, 2001	17.55	10.12	11.44
December 31, 2001	18.19	11.00	16.73
March 29, 2002	17.38	12.21	14.16
June 28, 2002	16.03	12.31	15.41
September 30, 2002	15.62	12.76	13.20
December 31, 2002	17.71	12.56	16.96
March 31, 2003	22.61	16.88	21.33
June 30, 2003	26.44	21.38	26.00
September 30, 2003	29.47	24.94	26.82
December 31, 2003	32.40	25.32	32.31
March 31, 2004	36.02	31.30	34.64
June 30, 2004	47.07	34.53	45.98
September 30, 2004	47.95	35.73	45.97
December 31, 2004	59.21	45.22	58.17
March 31, 2005	58.89	35.00	37.26
June 30, 2005	40.94	30.78	33.01
September 30, 2005	44.98	32.75	41.20
December 31, 2005	47.60	37.22	43.22
January 3, 2006 to June 6, 2006*	46.77	29.51	31.83

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: EBAY

•	Initial price: $32.00

•	Protection level: 80.00%

•	Protection price: $25.60

•	Physical delivery amount: 31 ($1,000/$32.00).

•	Fractional shares: .250000

•	Coupon: 10.50% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 0.00%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	10.50%	100.00%
+ 90%	10.50%	90.00%
+ 80%	10.50%	80.00%
+ 70%	10.50%	70.00%
+ 60%	10.50%	60.00%
+ 50%	10.50%	50.00%
+ 40%	10.50%	40.00%
+ 30%	10.50%	30.00%
+ 20%	10.50%	20.00%
+ 10%	10.50%	10.00%
+ 5%	10.50%	5.00%
0%	10.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-5.00%
- 10%	10.50%	0.50%	-10.00%
- 20%	10.50%	-9.50%	-20.00%
- 30%	N/A	-19.50%	-30.00%
- 40%	N/A	-29.50%	-40.00%
- 50%	N/A	-39.50%	-50.00%
- 60%	N/A	-49.50%	-60.00%
- 70%	N/A	-59.50%	-70.00%
- 80%	N/A	-69.50%	-80.00%
- 90%	N/A	-79.50%	-90.00%
- 100%	N/A	-89.50%	-100.00%

FWP-16

Google Inc.

According to publicly available information, Google Inc. (the “Company”) maintains an online index of web sites and other content, and makes this information publicly available via the Internet. The Company’s automated search technology helps people obtain access to information from its online index. The Company generates revenue by delivering online advertising. Businesses use its AdWords program to promote its products and services with targeted advertising and third-party web sites that comprise the Company’s Google Network use its Google AdSense program to deliver ads that generate revenue.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	N.A.	N.A.	N.A.
June 29, 2001	N.A.	N.A.	N.A.
September 28, 2001	N.A.	N.A.	N.A.
December 31, 2001	N.A.	N.A.	N.A.
March 29, 2002	N.A.	N.A.	N.A.
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	135.02	85.00	129.60
December 31, 2004	201.60	128.90	192.79
March 31, 2005	216.80	172.57	180.51
June 30, 2005	309.25	179.84	294.15
September 30, 2005	320.95	273.35	316.46
December 31, 2005	446.21	290.69	414.86
January 3, 2006 to June 6, 2006*	471.63	337.06	383.18

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: GOOG

•	Initial price: $390.00

•	Protection level: 70.00%

•	Protection price: $273.00

•	Physical delivery amount: 2 ($1,000/$390.00).

•	Fractional shares: .564103

•	Coupon: 10.00% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 0.00%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	10.00%	100.00%
+ 90%	10.00%	90.00%
+ 80%	10.00%	80.00%
+ 70%	10.00%	70.00%
+ 60%	10.00%	60.00%
+ 50%	10.00%	50.00%
+ 40%	10.00%	40.00%
+ 30%	10.00%	30.00%
+ 20%	10.00%	20.00%
+ 10%	10.00%	10.00%
+ 5%	10.00%	5.00%
0%	10.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-17

Hewlett-Packard Company

According to publicly available information, Hewlett-Packard Company (the “Company”) is a global provider of products, technologies, solutions and services to individual consumers, small and medium sized businesses and large enterprises. The Company’s offerings include enterprise storage and servers, multi-vendor services, including technology support and maintenance, consulting and integration and managed services, personal computing and other access devices, and imaging and printing-related products and services. In May, 2002 the Company acquired Compaq Computer Corporation.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	N.A.	N.A.	N.A.
June 29, 2001	N.A.	N.A.	N.A.
September 28, 2001	N.A.	N.A.	N.A.
December 31, 2001	N.A.	N.A.	N.A.
March 29, 2002	N.A.	N.A.	N.A.
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	135.02	85.00	129.60
December 31, 2004	201.60	128.90	192.79
March 31, 2005	216.80	172.57	180.51
June 30, 2005	309.25	179.84	294.15
September 30, 2005	320.95	273.35	316.46
December 31, 2005	446.21	290.69	414.86
January 3, 2006 to June 6, 2006*	471.63	337.06	383.18

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: HPQ

•	Initial price: $31.00

•	Protection level: 80.00%

•	Protection price: $24.80

•	Physical delivery amount: 32 ($1,000/$31.00).

•	Fractional shares: .258065

•	Coupon: 9.00% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 1.01%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	10.00%	100.00%
+ 90%	10.00%	90.00%
+ 80%	10.00%	80.00%
+ 70%	10.00%	70.00%
+ 60%	10.00%	60.00%
+ 50%	10.00%	50.00%
+ 40%	10.00%	40.00%
+ 30%	10.00%	30.00%
+ 20%	10.00%	20.00%
+ 10%	10.00%	10.00%
+ 5%	10.00%	5.00%
0%	10.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-18

Officemax Incorporated

According to publicly available information, Officemax Incorporated (the “Company”) focuses on both business-to-business and retail office products distribution. The Company provides office supplies and paper, print and document services, technology products and solutions and furniture to large, medium and small businesses, government offices, and consumers. The Company’s customers are served by associates through direct sales, catalogs, the Internet and retail stores. Effective with the first quarter of 2005, the Company reported its business results using three reportable segments: OfficeMax, Contract; OfficeMax, Retail; and Corporate and Other.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	35.38	29.31	31.40
June 29, 2001	38.00	29.60	35.17
September 28, 2001	37.85	26.99	29.50
December 31, 2001	34.69	27.82	34.01
March 29, 2002	38.81	31.52	36.24
June 28, 2002	37.25	32.55	34.53
September 30, 2002	34.74	22.08	22.80
December 31, 2002	27.50	19.61	25.22
March 31, 2003	28.15	20.72	21.85
June 30, 2003	26.30	21.48	23.90
September 30, 2003	29.20	21.48	27.60
December 31, 2003	32.89	26.96	32.86
March 31, 2004	35.26	30.64	34.65
June 30, 2004	38.01	32.29	37.64
September 30, 2004	37.75	30.14	33.28
December 31, 2004	35.21	28.58	31.38
March 31, 2005	34.84	27.82	33.50
June 30, 2005	34.12	28.71	29.77
September 30, 2005	33.60	27.11	31.67
December 31, 2005	31.74	24.20	25.36
January 3, 2006 to June 6, 2006*	44.33	24.84	41.73

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

•	Linked Share: OMX

•	Initial price: $42.00

•	Protection level: 80.00%

•	Protection price: $33.60

•	Physical delivery amount: 23 ($1,000/$42.00).

•	Fractional shares: .809524

•	Coupon: 9.00% per annum, paid monthly in arrears.

•	Maturity: June 29, 2007

•	Dividend yield: 1.44%

Table of Hypothetical Values at Maturity

1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	9.00%	101.44%
+ 90%	9.00%	91.44%
+ 80%	9.00%	81.44%
+ 70%	9.00%	71.44%
+ 60%	9.00%	61.44%
+ 50%	9.00%	51.44%
+ 40%	9.00%	41.44%
+ 30%	9.00%	31.44%
+ 20%	9.00%	21.44%
+ 10%	9.00%	11.44%
+ 5%	9.00%	6.44%
0%	9.00%	1.44%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.56%
- 10%	9.00%	-1.00%	-8.56%
- 20%	9.00%	-11.00%	-18.56%
- 30%	N/A	-21.00%	-28.56%
- 40%	N/A	-31.00%	-38.56%
- 50%	N/A	-41.00%	-48.56%
- 60%	N/A	-51.00%	-58.56%
- 70%	N/A	-61.00%	-68.56%
- 80%	N/A	-71.00%	-78.56%
- 90%	N/A	-81.00%	-88.56%
- 100%	N/A	-91.00%	-98.56%

FWP-19